Exhibit 99.2

Lorillard Announces Results of Annual Meeting of Shareholders

Greensboro, NC, May 21, 2009 – Lorillard, Inc. (NYSE: LO) today announced that at its annual meeting of shareholders held this morning, shareholders elected Messrs. Robert C. Almon, Kit D. Dietz and Nigel Travis to serve as Class I directors for a three-year term ending at the annual meeting of shareholders for 2012 and until their successors are duly elected and qualified. Shareholders also approved the Lorillard, Inc. 2008 Incentive Compensation Plan and ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

About Lorillard, Inc.

Lorillard, Inc. (NYSE: LO) is the third largest manufacturer of cigarettes in the United States. Lorillard was founded in 1760, and is the oldest continuously operating tobacco company in the U.S. Newport®, Lorillard’s flagship brand, is a menthol-flavored premium cigarette brand and the top selling menthol and second largest selling cigarette in the U.S. In addition to Newport, the Lorillard product line has five additional brand families marketed under the Kent®, True®, Maverick®, Old Gold® and Max® brand names. These six brands include 44 different product offerings which vary in price, taste, flavor, length and packaging. Lorillard’s manufactures all of its products at its Greensboro, North Carolina facility and maintains its headquarters there. For more information, visit the Company’s web site at www.lorillard.com.

CONTACT: Gordon McCoun or Hannah Sloane, +1-212-850-5600, for Lorillard, Inc.

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Forward-Looking Statement:

Certain statements made in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “anticipate”, “estimate”, “believe”, “may”, “will be”, “will continue”, “will likely result”, and similar expressions. In addition, any statement that may be provided by management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions by Lorillard, Inc. are also forward-looking statements as defined by the Reform Act.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of Lorillard, Inc., that could cause actual results to differ materially from those anticipated or projected. Information describing factors that could cause actual results to differ materially from those in forward-looking statements is available in Lorillard, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available from the SEC over the Internet or in hard copy, and are, in some cases, available from Lorillard, Inc. as well. Forward-looking statements speak only as of the time they are made, and Lorillard, Inc. expressly disclaims any obligation or undertaking to update these statements to reflect any change in expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.